                                                              EXHIBIT (11)

                       Computation of Per Share Earning
                (Thousands of Dollars except per share amounts)

                                                   Years Ended December 31
                                                  1994                 1993
Primary:

     Average Shares Outstanding             17,078,842           16,506,494
     Dilutive share * - based on the
        treasury stock method using the
        average market price                        --                   --
                                            ----------           ----------
                                            17,078,842           16,506,494
                                            ==========           ==========
     Net Income (Loss)                      $   71,716           $   (6,649)
                                            ==========           ==========

Per Share Amount:

     Net Income (Loss) per Average
        Common Share                        $     4.20           $     (.40)
                                            ==========           ==========

Fully Diluted:

     Average Shares Outstanding             17,078,842           16,506,494
     Dilutive Shares * - based on the
        treasury stock method using the
        greater of the year-end market
        price or average market price               --                   --
                                            ----------           ----------
                                            17,078,842           16,506,494
                                            ==========           ==========
     Net Income (Loss)                      $   71,716           $   (6,649)
                                            ==========           ==========
Per Share Amount:

     Net Income (Loss) per Average
        Common Share                        $     4.20           $     (.40)
                                            ==========           ==========

* Represents shares resulting from stock option and stock appreciation rights plan.